EXHIBIT 10.2

AMENDMENT NUMBER ONE TO LICENSING AGREEMENT

THIS AMENDMENT NUMBER ONE TO LICENSING AGREEMENT ("First Amendment") is effective January 31, 2012 ("Effective Date"), and amends that certain Licensing Agreement (the "Agreement") entered into the 28th day of February, 2007, by and between Pocket Shot LLC, a Colorado limited liability company ("Licensor"), and Frank-Lin Distillers Products, Ltd, a California corporation ("Licensee").

RECITALS

WHEREAS, this Amendment is made with reference to the following:

A.The Parties desire to expand the Territory of the Agreement; and

B. Licensor and Licensee, acting in good faith and having a legitimate commercial reason in seeking to modify the Agreement, now desire to amend certain terms of the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Capitalized terms not defined in this First Amendment (including those referenced in the Recitals) will have the meanings given to them in the Agreement.

2. Article I of the Agreement is amended as follows:

"Territory" means the United States of America, Europe, Canada, and Mexico.

3. Except as expressly amended as set forth above, the Agreement will remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

LICENSOR: POCKET SHOT, LLC	LICENSEE: FRANK-LIN DISTILLERS PRODUCTS, LTD.
By:	By:
Name: Jarrold R. Bachmann	Name: Anthony M. DeMaria
Title: President	Title: Vise President & Chief Financial Officer